Exhibit 10.27

AMENDMENT TO AMENDED AND RESTATED

MASTER COVENANT AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED MASTER COVENANT AGREEMENT (this “Amendment”) is made as of July 30, 2020, by and between GPM INVESTMENTS, LLC, a Delaware limited liability company (“GPM”), and M&T BANK, a New York banking corporation (“M&T”).

RECITALS

WHEREAS, GPM and M&T entered into that certain Amended and Restated Master Covenant Agreement dated as of May 7, 2020 (as modified or amended from time to time, the “Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement);

WHEREAS, Section 3.02 of the Agreement requires that GPM shall deliver a copy of any amendment or modification to the PNC Credit Agreement to M&T within ten (10) days following the execution thereof (the “PNC Amendment Requirement”);

WHEREAS, the PNC Credit Agreement has been amended pursuant to that certain First Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement dated as of June 30, 2020 (the “PNC Amendment”), a copy of which has been delivered to M&T pursuant to the PNC Amendment Requirement; and

WHEREAS, GPM and M&T mutually desire to modify and amend the provisions of the Agreement in the manner hereinafter set out for purposes of conforming the Agreement to the PNC Credit Agreement as modified by the PNC Amendment, it being specifically understood that, except as herein modified and amended, the terms and provisions of the Agreement shall remain unchanged and continue in full force and effect as therein written.

AGREEMENT

NOW, THEREFORE, effective as of the date first written above, GPM and M&T, in consideration of M&T’s continued extension of credit and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the foregoing, hereby agree that the Agreement shall be, and the same hereby is, modified and amended as follows:

A. Conditions Precedent to Effectiveness of Modification. This Amendment shall not be effective unless each of the following conditions shall have been satisfied in M&T’s sole discretion or waived by M&T, for whose sole benefit such conditions exist: (a) GPM shall have executed and delivered this Amendment to M&T; (b) M&T shall have executed this Amendment; and (c) GPM shall have paid to M&T all fees due and payable in connection with this Amendment, including, without limitation, all administrative expenses, legal fees (including attorneys’ fees) and/or out-of-pocket expenses.

B. Modifications. Upon satisfaction of the foregoing conditions precedent, the Agreement shall be, without further act or deed, modified and amended as follows:

1. The following defined term is hereby added to Section 1 of the Agreement, entitled “Definitions,” in alphabetical order as follows:

“ARKO Real Estate Facility” shall mean Indebtedness incurred in connection with and evidenced by a Secured Promissory Note and mortgages, security documents, guarantees, and ancillary documents associated therewith, by and among GPM, GPM Southeast, LLC, GPM2, LLC, GPM3, LLC, GPM Midwest 18, LLC, Admiral Real Estate I, LLC, Admiral Petroleum II, LLC, GPM RE, LLC and Mountain Empire Oil Company, as co-borrowers, and ARKO Holdings or an affiliate/subsidiary, successor and/or designee thereof, as lender, in an aggregate principal amount not to exceed $25,000,000 in the aggregate at any time outstanding and with terms (including intercreditor terms as between Agent and ARKO Holdings or an affiliate/subsidiary, successor and/or designee thereof) that are otherwise reasonably acceptable to Agent and any replacement or substitutions in whole or in part thereof.

2. The following provision is hereby added as a new Section 2.03.12 of the Agreement, as follows:

2.03.12 ARKO Real Estate Facility. At any time, directly or indirectly, or permit any Subsidiary to, voluntarily prepay or voluntarily make any repurchase, redemption or retirement of any obligations under the ARKO Real Estate Facility (subject to the exceptions set forth in the PNC Credit Agreement).

C. Representations and Warranties. GPM hereby represents and warrants that no default or event of default, however denominated, has occurred and is continuing, or would exist with notice or the lapse of time or both, under any of the M&T Loan Documents, and that all representations and warranties herein and in the other M&T Loan Documents are true and correct in all material respects.

IT IS MUTUALLY AGREED by and between the parties hereto that this Amendment shall become a part of the Agreement by reference and that nothing herein contained shall impair the security now held for said indebtedness, nor shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Agreement, as hereby amended. Furthermore, M&T does hereby reserve all rights and remedies it may have against all parties who may be or may hereafter become primarily or secondarily liable for the repayment of the indebtedness evidenced by the M&T Loan Documents in addition to any other rights and remedies M&T may have under the Agreement or any of the other M&T Loan Documents.

GPM promises and agrees to pay and perform all of the requirements, conditions and obligations under the terms of the M&T Loan Documents and the Agreement, as hereby modified and amended, said documents being hereby ratified and affirmed. The execution and delivery hereof shall not constitute a novation or modification of the lien, encumbrance or security title of any security instrument executed in connection with the M&T Credit Facilities, which security instruments shall retain their priority as originally filed for record. GPM expressly agrees that the M&T Loan Documents and the Agreement are in full force and effect and that GPM has no right to setoff, counterclaim or defense to the payment thereof. Any reference contained in the Agreement, as amended herein, or in any of the M&T Loan Documents to the Agreement shall hereinafter be deemed to be a reference to such document as amended hereby.

This Amendment shall be closed without cost to M&T and all expenses incurred in connection with this closing (including, without limitation, all attorneys’ fees) are to be paid by GPM. M&T is not providing legal advice or services to GPM.

This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

This Amendment shall be binding upon and inure to the benefit of any assignee or the respective heirs, executors, administrators, successors and assigns of the parties hereto.

This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute any of such counterparts.

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AMENDMENT TO AMENDED AND RESTATED

MASTER COVENANT AGREEMENT

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IN WITNESS WHEREOF, this instrument has been executed under seal by the parties hereto and delivered on the date and year first above written.

GPM:

GPM INVESTMENTS, LLC,
a Delaware limited liability company

By:	/s/ Don Bassell	(SEAL)	/s/ Naneen Johnson	(SEAL)
Name:	Don Bassell		Signature of Witness
Title:	CFO
Naneen Johnson
Typed Name of Witness

By:	/s/ Maury Bricks	(SEAL)	/s/ Tortillia Fields	(SEAL)
Name:	Maury Bricks		Signature of Witness
Title:	General Counsel
Tortillia Field
Typed Name of Witness

M&T:

M&T BANK,
a New York banking corporation

By:	/s/ Drake Staniar	(SEAL)
Name:	Drake Staniar
Title:	Vice President

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